Exhibit 99.1

Judge Validates Both Mannatech Ambrotose® Patents in Case

Against Glycoproducts International

Ruling provides a broad permanent injunction prohibiting the sale and creation of the defendant’s products; Glycoproducts must deliver all products to Mannatech for destruction

Coppell, TX, July 11, 2008 – Mannatech, Incorporated (NASDAQ—MTEX), a leading developer and provider of dietary supplements and skin care solutions, today announced that on July 9, 2008, Magistrate Judge Jeff Kaplan in the U.S. District Court for the Northern District of Texas, Dallas Division, issued a Memorandum Opinion finding that Glycoproducts International Inc., (Glycobiotics) infringed both Mannatech patents at issue in the case (U.S. Patent No.6,929,807 and U.S. Patent No. 7,157,431). This ruling resolves all issues in this case with Mannatech winning on all patent and trademark infringement claims brought against Glycobiotics.

The judge’s opinion states that Mannatech “is entitled to judgment as a matter of law that defendant (Glycobiotics) infringed and induced others to infringe claims 1, 5, 6, 8, and 9 of the ‘807 Patent.” This is in addition to the jury’s earlier finding of willful infringement by Glycobiotics of Mannatech’s ‘431 patent.

“We have always firmly believed that this was an unlawful infringement of our patents and we were committed to pursuing this case as far as was necessary to stop this injustice,” said Keith Clark, Mannatech’s senior vice president and general counsel. “This is a great win for our independent sales Associates who have worked so hard to defend Mannatech’s products and their effectiveness against imitators in the marketplace. These affirmations by the judge and the jury should send a message to anyone else infringing our patents that we will do what is necessary to protect our intellectual property and our Associates.”

Judge Kaplan also entered a broad permanent injunction against Glycobiotics and related parties enjoining them from “making, using, offering to sell, selling, or otherwise distributing within the United States, or importing into the United States, defendant’s product, Glycomannan, as well as colorable imitations thereof, including, without limitation, products that are substantially equivalent in composition to Glycomannan, and any other products that infringe the ‘807 Patent and/or the ‘431 Patent.” The injunction goes on to prohibit Glycobiotics from inducing others to infringe or assisting others in the infringement of these patents. Glycobiotics must also take all Glycomannan in its control, and make every reasonable effort to re-acquire all such product from any third-party, and deliver such product to Mannatech for destruction. Finally, Glycobiotics is prohibited from falsely advertising the nature, characteristics or qualities of Mannatech’s glyconutritional products.

Clark added, “We are now vigorously pursuing all damages that can be awarded by the court by virtue of these infringements on our patents. We did not compromise to this point and we intend to fully recover everything to which we are entitled.”

The case stems from a suit filed by Mannatech in March 2006 against Glycoproducts International, formerly Glycobiotics International Inc., asserting that the company infringed on certain Mannatech Ambrotose patents originally issued in 2005 and 2007.

Mannatech was represented by Lynn Tillotson Pinker & Cox, LLP attorneys Eric W. Pinker, P.C., Mark E. Turk and Britta Erin Stanton as well as Chalker Flores, LLP attorney Edwin Flores.

About Mannatech

Mannatech, Incorporated, is a global wellness solutions provider of innovative, high quality, proprietary nutritional supplements, topical and skin care products, and weight management products sold through independent associates and members located in the United States and the international markets of Canada, Australia, the United Kingdom, Japan, New Zealand, the Republic of Korea, Taiwan, Denmark, Germany, and South Africa.

Please Note: This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of phrases or terminology such as “intend” or other similar words or the negative of such terminology. Similarly, descriptions of Mannatech’s objectives, strategies, plans, goals or targets contained herein are also considered forward-looking statements. Mannatech believes this release should be read in conjunction with all of its filings with the United States Securities and Exchange Commission and cautions its readers that these forward-looking statements are subject to certain events, risks, uncertainties, and other factors. Some of these factors include, among others, Mannatech’s inability to attract and retain associates and members, increases in competition, litigation, regulatory changes, and its planned growth into new international markets. Although Mannatech believes that the expectations, statements, and assumptions reflected in these forward-looking statements are reasonable, it cautions readers to always consider all of the risk factors and any other cautionary statements carefully in evaluating each forward-looking statement in this release, as well as those set forth in its latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and other filings filed with the United States Securities and Exchange Commission, including its current reports on Form 8-K. All of the forward-looking statements contained herein speak only as of the date of this release.

Contact Information:

Gary Spinell

Vice President

Corporate Communications

972-471-6512

ir@mannatech.com

www.mannatech.com

www.exploremannatech.com

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